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Exhibit 10.7.1

ACCESSION AGREEMENT

Reference is made to the Second Amended and Restated Credit Agreement dated as of December 15, 2005 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Credit Agreement"), among Midwest Generation, LLC, Citicorp North America, Inc., as administrative agent (the "Administrative Agent"), the various financial institutions as are, or shall from time to time become, parties thereunder, and the Issuing Lenders party thereto. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

In accordance with Section 10.21 of the Credit Agreement, the financial institution listed under the heading "ACCESSION LENDER" on the signature page hereto (the "Accession Lender") is to become a party to the Credit Agreement as a Lender. Accordingly, the Accession Lender hereby agrees as follows:

Section 1.    Addition of Accession Lender.    Upon the execution and delivery by the Accession Lender and the acceptance of this Agreement by the Administrative Agent on or prior to the Closing Date, this Agreement shall become effective as of the Closing Date and the Accession Lender (a) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Lender" under the Credit Agreement (with the principal amount of Term Loans as of the Closing Date set forth in a notice to the Accession Lender from the Administrative Agent on the Closing Date) and the other Loan Documents as if it were an original signatory thereto and (b) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto.

Section 2.    Administrative Matters.    The Accession Lender hereby requests the Administrative Agent to acknowledge receipt of this Agreement. The Assignee agrees to furnish the tax form required by paragraph (e) of Section 4.7 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Administrative Agent.

Section 3.    Miscellaneous.    Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the Accession Lender has caused this Agreement to be executed by its officer thereunto duly authorized as of December , 2005.

ACCESSION LENDER [Insert Name of Accession Lender]
By:
Name: Title:
Accepted and Acknowledged this day of December, 2005
CITICORP NORTH AMERICA, INC., as Administrative Agent
By:
Name: Title:

[This caption does not constitute part of the Accession Agreement. The Accession Agreement was executed by various lenders. Midwest Generation, LLC will provide the names of these lenders upon request.]

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ACCESSION AGREEMENT